Exhibit 10.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is dated as of December 28, 2007, by and among Artificial Life, Inc., a Delaware corporation (the “Company”), and the Purchasers identified on the signature pages hereto (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) the Company desires to sell and issue to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

AGREEMENT

1.         The Securities. Subject to the terms and conditions herein contained, the Company will issue and sell to the Purchasers: (a) up to Five Million (5,000,000) shares (the “Shares”) of Company Common Stock with a par value of $0.01 (the "Common Stock") for $1.70 per Share, and (b) warrants in the form attached hereto as Exhibit A (the “Warrants”) to acquire up to Two Million (2,000,000) shares of Common Stock (the “Warrant Shares”). The Shares, the Warrants and the Warrant Shares are sometimes herein collectively referred to as the "Securities."

The Securities are offered and sold to the Purchasers without such offers and sales being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder) ( the "Securities Act"), in reliance on exemptions therefrom. In connection with the sale of the Securities, the Company has made available (including electronically via the SEC EDGAR system) to Purchasers its periodic and current reports, forms, schedules, proxy statements and other documents (including exhibits and all other information incorporated by reference) filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Those reports, forms, schedules, statements, documents, filings and amendments that have been filed with the SEC on or after April 2, 2007, are collectively referred to as the "Disclosure Documents." All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Disclosure Documents (or other references of like import) will be deemed to mean and include all such financial statements and schedules, documents, exhibits and other information which is incorporated by reference in the Disclosure Documents. This Agreement, and any other documents or agreements (including the Warrants) executed in connection with the transactions contemplated hereunder are sometimes herein collectively referred to as the "Transaction Documents."

2.         Purchase, Sale and Delivery of the Securities. Subject to the terms and conditions herein and in exchange for the payment of the aggregate purchase price as set forth on the signature page hereto (the “Purchase Price”), the Company agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase, severally and not jointly, from the Company, the number of Shares shown on the signature page hereto for the aggregate purchase price set forth below such Purchaser’s name. In connection with the purchase and sale of the Shares, for no additional purchase price, each Purchaser will receive warrants to purchase the number of shares of Common Stock shown on the signature page of this Agreement, which number will be forty percent (40%) of the number of Shares purchased by such Purchaser, subject to adjustments as set forth in the Warrants, substantially in the form attached hereto at Exhibit A .

(a)        The closing of the transactions described herein (the “Closing”) shall take place at a time and on a date (the “Closing Date”) to be specified by the parties, which will be no later than 5:00 p.m. (Pacific Time) on December 28, 2007.

(b)       On the Closing Date, the Company will: (i) deliver the Subscription Agreement duly executed on behalf of the Company; (ii) deliver to its transfer agent irrevocable instructions to issue and deliver certificates for the number of shares of Common Stock that the Purchasers have agreed to purchase, in the names and amounts set forth on the signature pages hereto; (iii) issue and deliver the Warrants, in the names and amounts set forth on the signature page hereto; (iv) deliver a Registration Rights Agreement in the form attached hereto as Exhibit B (the “Registration Rights Agreement”) duly executed on behalf of the Company; and (v) deliver a certificate of the Chief Executive Officer of the Company, dated as of the closing date, certifying: (i) the adoption by the Company’s Board of Directors of attached resolutions authorizing, among other things, the execution of the Transaction Documents and the consummation of the transactions contemplated therein, (ii) the incumbency of the officer executing the Transaction Documents, (iii) that the representations and warranties contained in this Agreement are, to such officer’s knowledge, true and correct as of the Closing Date, and (iv) that the Company has performed all obligations and complied with all agreements, covenants and conditions required hereunder to be performed by it prior to the Closing.

(c)        On the Closing Date, each Purchaser will deliver (i) the Purchase Price by wire transfer of immediately available funds to an account previously designated in writing, and (ii) the Subscription Agreement duly executed on behalf of the Purchaser, and (iii) the Registration Rights Agreement duly executed on behalf of the Purchaser.

(d)       The Closing will occur when all documents and instruments necessary or appropriate to effect the transactions contemplated herein are exchanged by the parties and all actions taken at the Closing will be deemed to be taken simultaneously.

3.         Representations and Warranties of the Company. Except as set forth in the Disclosure Documents, the Company represents and warrants to and agrees with Purchasers as follows:

(a)        The Disclosure Documents did not at the time of filing (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Disclosure Documents and the documents incorporated or deemed to be incorporated by reference therein, at the time they were filed with the SEC, complied at the time of filing, in all material respects with the requirements of the Securities Act and/or the Exchange Act, as the case may be, as applicable.

(b)       The Company has filed all reports required to be filed by the Company under the Securities Act and the Exchange Act for the twelve months preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such reports prior to the expiration of any such extension.

(c)        The Company has no direct or indirect Subsidiaries other than as specified in the Disclosure Documents. Each of the Company and its Subsidiaries has been duly incorporated and each of the Company and the Subsidiaries is validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own its properties and conduct its business as now conducted as described in the Disclosure Documents.

(d)       The authorized capital stock of the Company as of the date of this Agreement consists of 130,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. As of the date hereof, excluding the Securities issued pursuant to this Agreement, (a) 40,382,397 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (b) no shares of Company preferred stock are issued and outstanding, and (c) 6,824,078 shares of Company Common Stock are issuable upon the exercise of outstanding Company options and warrants.

(e)        The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents. Each of the Transaction Documents has been duly and validly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or (ii) general principles of equity and the discretion of the court before which any proceeding therefore may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity).

(f)        The Shares and the Warrants have been duly authorized and, when issued upon payment thereof in accordance with this Agreement, will have been validly issued, fully paid and non-assessable. The Warrant Shares have been duly authorized and validly reserved for issuance, and when issued upon exercise of the Warrants in accordance with the terms thereof, will have been validly issued, fully paid and non-assessable.

(g)       To the Company’s knowledge, no consent, approval, authorization, license, qualification, exemption or order of any court or governmental agency or body or third party is required for the performance of the Transaction Documents by the Company or for the consummation by the Company of any of the transactions contemplated thereby, except for such consents, approvals, authorizations, licenses, qualifications, exemptions or orders (i) as have been obtained on or prior to the Closing Date, (ii) as are not required to be obtained on or prior to the Closing Date that will be obtained when required, or (iii) the failure to obtain which would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or other), properties or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a "Material Adverse Effect").

(h)       Neither the Company or its Subsidiaries are (i) in material violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, which breach or violation would, individually or in the aggregate, have a Material Adverse Effect, or (iii) except as described in the Disclosure Documents, in default (nor has any event occurred which with notice or passage of time, or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or to which it is subject, which default would, individually or in the aggregate, have a Material Adverse Effect.

(i)        The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby and the fulfillment of the terms thereof will not (i) violate, conflict with or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (1) the terms or provisions of any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which any of the Company or the Subsidiaries is a party or to which any of their respective properties or assets are subject, or (2) the certificate of incorporation or bylaws of any of the Company or the Subsidiaries (or similar organizational document); or (ii) result in the imposition of any lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Company or any of the Subsidiaries; which violation, conflict, breach, default or lien would, individually or in the aggregate, have a Material Adverse Effect.

(j)        The audited consolidated financial statements included in the Disclosure Documents present fairly the consolidated financial position, results of operations, cash flows and changes in shareholders' equity of the entities, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis; the interim un-audited consolidated financial statements included in the Disclosure Documents present fairly the consolidated financial position, results of operations and cash flows of the entities, at the dates and for the periods to which they relate subject to normal year-end audit adjustments and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis with the audited consolidated financial statements included therein.

(k)       Based on the financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature and (ii) the Company can meet it obligations as they become due and owing.

(l)        Assuming the accuracy of the Purchasers’ representations and warranties set forth in this Agreement, neither the Company nor any agent authorized to act on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

(m)      Since the date of the latest Disclosure Document filed with the SEC prior to the date hereof, there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect.

(n)       Except as described in the Disclosure Documents, there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which any of the Company or the Subsidiaries is a party, or to which their respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, that, if determined adversely to the Company or any such Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder.

(o)       The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how that are necessary to conduct their businesses as described in the Disclosure Documents. Except as provided in the Disclosure Documents, none of the Company or the Subsidiaries has received any written notice of infringement of asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

(p)       Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals presently known by the Company to be required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Disclosure Documents ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Disclosure Documents and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(q)       Subsequent to the respective dates as of which information is given in the Disclosure Documents and except as described therein, (i) the Company and the Subsidiaries have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business or (ii) the Company and the Subsidiaries have not purchased any of their respective outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on any of their respective capital stock or otherwise (other than, with respect to any of such Subsidiaries, the purchase of capital stock by the Company), (iii) there has not been any material increase in the long-term indebtedness of the Company or any of the Subsidiaries, (iv) there has not occurred any event or condition, individually or in the aggregate, that has a Material Adverse Effect, and (v) the Company and the Subsidiaries have not sustained any material loss or interference with respect to their respective businesses or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding.

(r)        Except as described in the Disclosure Documents, none of the Company or the Subsidiaries is in default under any of the contracts described in the Disclosure Documents, has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except for such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

(s)        Except with respect to the material terms and conditions of the exchange contemplated by the Transaction Documents, and the information contained in the related press release (all of which will be disclosed in a current report on Form 8-K filed with the SEC within 24 business hours after the date of this Agreement), the Company confirms that neither it nor any other person acting on its behalf has provided any of the Purchasers or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Disclosure Documents. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchasers do not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 hereof.

(t)        There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries which is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened.

4.         Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants to the Company as follows:

(a)        If an entity, the Purchaser, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser.

(b)       The Securities to be acquired by it hereunder (including the Warrant Shares that it may acquire upon exercise thereof, as the case may be) are being acquired for its own account for investment and with no intention of distributing or reselling such Securities (including the Warrant Shares that it may acquire upon exercise thereof, as the case may be) or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any State. Nothing in this Agreement, however, will prejudice or otherwise limit a Purchaser's right to sell or otherwise dispose of all or any part of such Shares or Warrant Shares in compliance with the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.

(c)        The Purchaser understands that the Securities (including the Warrant Shares that it may acquire upon exercise thereof, as the case may be) have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred except (i) pursuant to an exemption from registration under the Securities Act or pursuant to an effective registration statement in compliance with Section 5 under the Securities Act and (ii) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

(d)       The Purchaser understands that the Securities may only be disposed of in compliance with state and federal securities laws. Accordingly, Purchase agrees that the Certificates evidencing the Securities (including the Warrant Shares), will contain a legend substantially in the form as follows, so long as such legend is required:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ("TRANSFERRED") IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

The legend set forth above will be removed if and when the Shares or the Warrant Shares, as the case may be, are disposed of pursuant to an effective registration statement in compliance with Section 5 under the Securities Act or in the opinion of counsel to the Company experienced in the area of United States Federal securities laws such legends are no longer required under applicable requirements of the Securities Act. Each Purchaser agrees that, in connection with any transfer of the Shares or the Warrant Shares by it pursuant to an effective registration statement in compliance with Section 5 under the Securities Act, such Purchaser will comply with all prospectus delivery requirements of the Securities Act.

(e)        The Purchaser is an "Accredited Investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The Purchaser has not learned of the opportunity to acquire Securities or any other security issuable by the Company through any form of general advertising or public solicitation within the meaning of Rule 502(c) under the Securities Act.

(f)        The transactions contemplated by the Transaction Documents have been duly and properly authorized by or on behalf of the Purchaser.

(g)       This Agreement has been duly executed and delivered by the Purchaser or on its behalf and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

(h)       The Purchaser acknowledges it or its representatives have reviewed the Disclosure Documents and further acknowledges that it or its representatives have been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Securities; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the Disclosure Documents.

(i)        The Purchaser has based its investment decision solely upon the information contained in the Disclosure Documents and such other information as may have been provided to it or its representatives by the Company in response to their inquiries, and has not based its investment decision on any research or other report regarding the Company prepared by any third party ("Third Party Reports"). The Purchaser understands and acknowledges that (i) the Company does not endorse any Third Party Reports and (ii) its actual results may differ materially from those projected in any Third Party Report.

(j)        The Purchaser has had access to the Disclosure Documents, and has had the opportunity to read and understand the Disclosure Documents, including but not limited to all disclaimers regarding all forward-looking information included in the Disclosure Documents.

(k)       The Purchaser understands and acknowledges that (i) the Securities are offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act, and (ii) the availability of such exemption depends in part on, and that the Company and its counsel will rely upon, the accuracy and truthfulness of the foregoing representations and Purchaser hereby consents to such reliance.

(l)        Except for a fee payable to Oppenheimer & Co. Inc. by the Company, the Purchaser does not know of any claims for payment, either in the nature of a finder's fee or financial advisory fee, with respect to the offering of the Securities and the transactions contemplated by the Transaction Documents.

5.         Right of First Refusal. If the Company desires to issue or sell equity or convertible debt securities of the Company to a third party pursuant to terms offered or accepted by such third party (excluding debt instruments executed in connection with commercial bank loans or lines of credit) at any time between the Closing Date until December 31, 2008, then the Company will provide First Wilshire Securities Management, Inc. (“First Wilshire”) and any Purchasers introduced by or related to First Wilshire whom First Wilshire designates as such to the Company in writing on or before the Closing Date (collectively, “Eligible Purchasers”) with written notice of such third party offer and, for a period of ten (10) days after the Eligible Purchasers’ receipt of such notice the Eligible Purchasers will have a right of first refusal, exercisable by providing written notice to the Company, to purchase (on a pro rata basis in proportion to their respective investments pursuant to this Agreement or such other allocation as may be agreed upon by such Eligible Purchasers) all of such securities on the same terms and conditions set forth in the Company’s notice. The Eligible Purchasers hereby waive any and all rights provided for in this subsection to the offer and sale of up to 2,000,000 shares of Common Stock at $1.70 per share, consummated on or before December 31, 2007, in a transaction meeting the requirements of Regulation S or to purchasers who are “accredited investors” (as defined in Regulation D).

6.         [Intentionally omitted].

7.         Notices. All communications hereunder will be in writing and will be hand delivered, mailed by first-class mail, couriered by next-day air courier or by facsimile (i) if to the Company, at the addresses set forth below, or (ii) if to a Purchaser to the address set forth for such party on the signature page hereto.

If to the Company:

Artificial Life, Inc.

26/F., 88 Hing Fat Street

Causeway Bay

Hong Kong

Attention: Eberhard Schoneburg, Chief Executive Officer

Tel: (+852) 3102-2800

Fax: (+852) 3102-0690

with a copy to:

Kirkpatrick & Lockhart Preston Gates Ellis LLP

1900 Main Street, Suite 600

Irvine, CA 92614-7319

Attn: Raymond L. Veldman

Tel: (949) 253-0900

Fax: (949) 253-0902

All such notices and communications will be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) five business days after being deposited in the mail, postage prepaid, and mailed certified mail, with return receipt requested and obtained; (iii) one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; (iv) the date of transmission if sent via facsimile to the facsimile number as set forth in this Section or the signature page hereof prior to 4:00 p.m. on a business day, or (v) the business day following the date of transmission if sent via facsimile at a facsimile number set forth in this Section or on the signature page hereof after 4:00 p.m. or on a date that is not a business day. Change of a party's address or facsimile number may be designated hereunder by giving notice to all of the other parties hereto in accordance with this Section.

8.         Fees and Expenses. Except as expressly set forth herein to the contrary, each party will pay the fees and expenses of its own advisers, counsel, accountants and other experts and all other expenses incurred by such party incident to the negotiation, preparation, execution delivery and performance of this Agreement and the transactions contemplated hereby.

9.         Attorney’s Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, or the Warrants, the prevailing party or parties will be entitled to receive from the other party or parties reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which the prevailing party or parties may be entitled.

10.       Successors. This Agreement will inure to the benefit of and be binding upon Purchasers and the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or will be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person. Neither the Company nor any Purchaser may assign this Agreement or any rights or obligation hereunder without the prior written consent of the other party.

11.       No Waiver; Modifications in Writing. No failure or delay on the part of the Company, or any Purchaser in exercising any right, power or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Purchaser at law or in equity or otherwise. No waiver of or consent to any departure by the Company, or any Purchaser from any provision of this Agreement will be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver will be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement will be effective unless signed in writing by or on behalf of each of the Company and the Purchasers. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or any Purchaser from the terms of any provision of this Agreement will be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case will entitle the Company to any other or further notice or demand in similar or other circumstances.

12.       Entire Agreement. This Agreement, together with Transaction Documents, constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof and thereof.

13.       Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement will not in any way be affected or impaired thereby.

14.       APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PROVISIONS RELATING TO CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

15.       Counterparts. This Agreement may be executed in two or more counterparts and may be delivered by facsimile transmission, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories to be effective as of the date indicated above.

ARTIFICIAL LIFE, INC.

By:	/s/ Eberhard Schoneburg

Eberhard Schoneburg

Chairman and Chief Executive Officer

[Remainder Of Page Intentionally Left Blank

Signature Pages For Purchasers Follow]

NAME OF PURCHASER

_______________________________________

By: ____________________________________
Name: ______________________________
Title: _______________________________
Shares of Common Stock Purchased: __________
Shares Underlying Warrants: ________________
Purchase Price: $_________________________
Tax ID No.: _____________________________

ADDRESS FOR NOTICE

c/o: ____________________________________
Street: __________________________________
City/State/Zip: ____________________________
Attention: _______________________________
Tel: ____________________________________
Fax: ____________________________________
E-mail: __________________________________

DELIVERY INSTRUCTIONS

(if different from above)

c/o: ____________________________________
Street: __________________________________
City/State/Zip: ____________________________
Attention: _______________________________
Tel: ____________________________________
Fax: ____________________________________
E-mail: __________________________________

[Signature Page to Subscription Agreement]

[Signature Pages Continue]

Exhibit A

Form of Warrant

1

Exhibit B

Form of Registration Rights Agreement

1